EX-99.h.4

AMENDED AND RESTATED
ADMINISTRATIVE SERVICES AGREEMENT
BETWEEN
MGI FUNDS
AND
MERCER GLOBAL INVESTMENTS, INC.

     AGREEMENT made as of May 14, 2007, between the MGI Funds, a Delaware statutory trust (the “Trust”), on behalf of those classes (the “Classes”) of the series of the Trust (each a “Fund,” and together, the “Funds”) listed in Exhibit A of this Agreement, as amended from time to time, and Mercer Global Investments, Inc. (“Mercer”).

     In consideration of the mutual promises herein made, the parties hereby agree as follows:

     (1) Mercer agrees, during the term of this Agreement, to be responsible for providing certain internal administrative services (together, the “Administrative Services”) to the shareholders of the Classes of the Funds, including the following:

(a) attending to shareholder correspondence, requests and inquiries, and other communications with shareholders;

(b) assisting with exchanges and with the processing of purchases and redemptions of shares;

(c) preparing and disseminating information and documents for use by beneficial shareholders;

(d) monitoring and overseeing non-advisory relationships with entities providing services to the Classes, including the transfer agent; and

(e) portfolio rebalancing.

     (2) As compensation for the Administrative Services provided by Mercer, the Classes agree, during the term of this Agreement, to pay to Mercer, a monthly fee equal, on an annual basis, to the respective percentages of the daily net assets of the respective Classes of each Fund as set forth in Schedule A hereto.

     As of the date of this Agreement, it is anticipated that any Administrative Services that are performed by Mercer for Class Y-3 Shares will be de minimis, and therefore, Class Y-3 Shares will not be charged any administrative fees.

     (3) The internal administrative services provided by Mercer to the Trust under this Agreement are separate from, and unrelated to, the administrative services provided by Investors

Bank & Trust Company (“IBT”) to the Trust pursuant to an Administration Agreement between the Trust and IBT, dated August 12, 2005.

     (4) This Agreement shall remain in full force and effect through July 1, 2008 and thereafter, from year to year, to the extent continuance is approved annually by the Board.

     (5) This Agreement may be terminated by the Trust, at any time, on sixty (60) days’ written notice without payment of penalty, provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of a majority of the outstanding voting securities of the Trust (as defined by the 1940 Act). This Agreement may be assigned with the prior written consent of the parties.

     (6) In the absence of willful misfeasance, bad faith or gross negligence on the part of Mercer, or of reckless disregard of its duties and obligations hereunder, Mercer shall not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.

MGI FUNDS

By: /s/ Cynthia Lo Bessette
Name: Cynthia Lo Bessette
Title: Vice President

MERCER GLOBAL INVESTMENTS, INC.

By: /s/ Phillip de Cristo
Name: Phillip de Cristo
Title: President

Exhibit A

MGI US Large Cap Growth Equity Fund
Class S Shares: 0.15 of 1%
Class Y-1 Shares: 0.10 of 1%
Class Y-2 Shares: 0.05 of 1%

MGI US Large Cap Value Equity Fund
Class S Shares: 0.15 of 1%
Class Y-1 Shares: 0.10 of 1%
Class Y-2 Shares: 0.05 of 1%

MGI US Small/Mid Cap Growth Equity Fund
Class S Shares: 0.15 of 1%
Class Y-1 Shares: 0.10 of 1%
Class Y-2 Shares: 0.05 of 1%

MGI US Small/Mid Cap Value Equity Fund
Class S Shares: 0.15 of 1%
Class Y-1 Shares: 0.10 of 1%
Class Y-2 Shares: 0.05 of 1%

MGI Non-US Core Equity Fund
Class S Shares: 0.15 of 1%
Class Y-1 Shares: 0.10 of 1%
Class Y-2 Shares: 0.05 of 1%

MGI Core Opportunistic Fixed Income Fund
Class S Shares: 0.15 of 1%
Class Y-1 Shares: 0.10 of 1%
Class Y-2 Shares: 0.05 of 1%

MGI US Short Maturity Fixed Income Fund
Class S Shares: 0.15 of 1%
Class Y-1 Shares: 0.10 of 1%
Class Y-2 Shares: 0.05 of 1%